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                           Biospherics Incorporated
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                                 Exhibit 11

Statement of computations of earnings per common share

                                                                     YEARS ENDED DECEMBER 31,
                                                                     ------------------------
                                                                         1996         1995
                                                                      ----------   ----------
Net income (loss)
  From continuing operations........................................  $  126,566   $  426,843
  From discontinued operations......................................     (57,576)     (32,549)
                                                                      ----------   ----------
  Net income........................................................  $   68,990   $  394,294
                                                                      ----------   ----------
                                                                      ----------   ----------

Weighted average shares outstanding.................................   7,883,060    7,829,792
Common stock equivalents............................................   1,877,763    1,634,157
                                                                      ----------   ----------
Weighted average shares and common
  stock equivalents outstanding.....................................   9,760,823    9,463,949
                                                                      ----------   ----------
                                                                      ----------   ----------
Primary and fully diluted earnings (loss) per share
  From continuing operations........................................  $     0.01   $     0.05
  From discontinued operations......................................          --        (0.01)
                                                                      ----------   ----------
  Net income........................................................  $     0.01   $     0.04
                                                                      ----------   ----------
                                                                      ----------   ----------
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